EXHIBIT 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (File No. 333-170327) filed by the registrant with the Securities and Exchange Commission (the “Commission”) and declared effective on November 12, 2010 (the “Registration Statement”).

The expenses to be incurred by the registrant relating to the registration and offering (the “Offering”) of 4,955,000 shares of common stock pursuant to the Registration Statement and a related prospectus supplement filed by the registrant with the Commission on or around December 3, 2010 are estimated to be as follows:

Estimated Fees

SEC registration fee:	$1,427	*

Accounting fees and expenses:	$5,100

Legal fees and expenses:	$45,000

Transfer agent and registrar fees and expenses:	$8,000

Printing fees and expenses:	$30,000

Miscellaneous fees and expenses:	$35,000

Total:	$124,527

* The registrant has previously paid an aggregate registration fee of $3,565.00 in connection with the filing of the Registration Statement. The amount listed in the table above is the portion of this previously paid registration fee that is allocable to the Offering.